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                                                                     EXHIBIT 8.1

                               [FORM OF OPINION]


                                                      [Date], 2001


Tucows, Inc.
96 Mowat Avenue
Toronto, Ontario M6K 3M1
Canada

Ladies and Gentlemen:

            We have acted as special counsel to you, Tucows, Inc. (the "Company"), in connection with the merger (the "Merger") of TAC Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Infonautics, Inc. ("Parent"), with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of March 27, 2001, by and among Parent, Merger Sub and the Company (the "Merger Agreement").(1) We are rendering this opinion pursuant to Section 6(a)(ix) of the Merger Agreement.

            In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, representations and warranties contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, including the Exhibits thereto, the combined proxy statement of the Company and the prospectus of the Parent included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 4, 2001, including any exhibits and amendments thereto (the "Registration Statement"), and such other documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

            In addition, as to certain facts material to our opinion, we have relied upon certain statements, representations and covenants made on behalf of Parent and the Company by officers and other representatives of Parent and the Company, respectively, including representations and covenants set forth in letters from Parent

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(1)   Unless otherwise indicated, all defined terms used herein shall have the meanings assigned to them in the Merger Agreement.

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and the Company required by officers of the Parent and the Company, respectively, dated the date hereof. We have assumed that such statements, representations and covenants are and will continue to be true without regard to any qualification as to knowledge or belief.

            In rendering our opinion, we have assumed that (i) the Merger will be consummated in accordance with the terms of the Merger Agreement and as de-scribed in the Registration Statement and that none of the terms and conditions contained therein will be or have been waived or modified in any respect prior to the Effective Time, (ii) the Registration Statement, the Merger Agreement and such other documents and records as we have considered reflect all the material facts relating to the Merger, Parent, Merger Sub and the Company and (iii) we will be asked to redeliver this opinion prior to the Effective Time based on the facts, conditions and circumstances existing on such dates. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations and warranties made by Parent and the Company (including, without limitation, those set forth in the Merger Agreement). Any change or inaccuracy in such facts (including, without limitation, events occurring subsequent to the Effective
Time) could affect the conclusions stated herein.

            We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

            In rendering our opinion, we have relied upon applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, published positions of the Internal Revenue Service ("IRS") and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. Additionally, our opinion is not binding on the IRS or a court and, accordingly, the IRS may assert a position contrary to our opinion and a court may agree with the IRS's position. A change in any of the authorities upon which our opinion is based could affect our conclusions stated herein.

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            Based solely upon and subject to the foregoing, we are of the opinion that, for United States federal income tax purposes the Merger will qualify as a "reorganization" under Section 368(a) of the Code.

            Except as expressly set forth above, we express no other opinion. We disclaim any undertaking to advise you of changes of the matters stated or assumed herein or any subsequent changes in applicable law. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the heading "Material U.S. Federal Income Tax Consequences of the Merger" in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                Very truly yours,